Exhibit 99.1

Heritage Commerce Corp Reports Increased Average Loans and Average Deposits

and Enhanced Credit Quality

San Jose, CA — July 25, 2024 — Heritage Commerce Corp (Nasdaq: HTBK), (the “Company”), the holding company for Heritage Bank of Commerce (the “Bank”), today announced that its second quarter 2024 net income was $9.2 million, or $0.15 per average diluted common share, compared to $10.2 million, or $0.17 per average diluted common share, for the first quarter of 2024, and $16.4 million, or $0.27 per average diluted common share, for the second quarter of 2023. For the six months ended June 30, 2024, net income was $19.4 million, or $0.32 per average diluted common share, compared to $35.3 million, or $0.58 per average diluted common share, for the six months ended June 30, 2023. All data are unaudited.

"In the first six months of 2024, we continued to invest in people and technology to achieve our Company’s growth, security and client service goals,” said Clay Jones, President and Chief Executive Officer. “Our strong credit quality metrics further improved, as nonperforming assets and classified assets were both down at the end of the second quarter of 2024 from the linked quarter. We continued to strengthen our allowance for credit losses on loans during the second quarter of 2024, which was driven by prudent credit risk management and the increase in loan balances.”

“Our loan portfolio, excluding loans held-for-sale, increased by $43.7 million at June 30, 2024, from the preceding quarter and increased by $91.0 million year-over-year,” said Mr. Jones. “Our total deposits remained steady at $4.4 billion at June 30, 2024, while average deposits increased during the second quarter of 2024 from the linked quarter.”

“On behalf of the Board of Directors, I would like to thank our dedicated bank team members for all they do to support our loyal clients, communities and dedicated shareholders, and we look forward to continued success in the second half of the year,” Mr. Jones said. “It is because of them that we remain well-positioned to execute on our growth objectives.”

Second Quarter Ended June 30, 2024

Operating Results, Liquidity Position, Financial Condition, Credit Quality, and Capital Management

(as of, or for the periods ended June 30, 2024, compared to March 31, 2024, and June 30, 2023, except as noted):

Operating Results:

♦	The following table indicates the ratios for the annualized return on average equity, average tangible common equity, average assets and average tangible assets for the periods indicated:

	For the Quarter Ended:			For the Six Months Ended:
	June 30,	March 31,	June 30,	June 30,	June 30,
(unaudited)	2024	2024	2023	2024	2023
Return on average equity	5.50%	6.08%	10.12%	5.79%	11.06%
Return on average tangible common equity(1)	7.43%	8.24%	13.93%	7.84%	15.29%
Return on average assets	0.71%	0.79%	1.25%	0.75%	1.35%
Return on average tangible assets(1)	0.74%	0.82%	1.29%	0.78%	1.40%

(1) This is a non-GAAP financial measure as defined and discussed under “Non-GAAP Financial Measures” below.

Net Interest Income:

♦	Net interest income decreased (2%) to $39.5 million for the second quarter of 2024, compared to $40.1 million for the first quarter of 2024. The non-GAAP fully tax equivalent (“FTE”) net interest margin contracted 8 basis points to 3.26% for the second quarter of 2024 from 3.34% for the first quarter of 2024, primarily due to higher rates paid on client deposits, partially offset by maturing securities invested in higher yielding overnight funds and higher average yields on loans.

♦	Net interest income decreased (15%) to $39.5 million for the second quarter of 2024, compared to $46.3 million for the second quarter of 2023. The non-GAAP FTE net interest margin contracted 50 basis points to 3.26% for the second quarter of 2024, from 3.76% for the second quarter of 2023, primarily due to higher rates paid on client deposits, a decrease in the average balance of noninterest-bearing demand deposits, a decrease in average interest earning assets, and a decrease in the average balance of higher yielding Bay View Funding factored receivables, partially offset by an increase in the rate on core loans and overnight funds.
♦	For the first six months of 2024, net interest income decreased (17%) to $79.5 million, compared to $95.6 million for the first six months of 2023. The non-GAAP FTE net interest margin decreased 62 basis points to 3.30% for the first six months of 2024, from 3.92% for the first six months of 2023, primarily due to higher rates paid on client deposits, a decrease in the average balance of noninterest-bearing demand deposits, a decrease in average interest earning assets, and a decrease in the average balances of higher yielding Bay View Funding factored receivables, partially offset by an increase in the rate on core loans and overnight funds.
♦	The following tables set forth the estimated changes in the Company’s annual net interest income and economic value of equity (a non-GAAP financial measure) that would result from the designated instantaneous parallel shift in interest rates noted, and assuming a flat balance sheet with consistent product mix, as of June 30, 2024:

	Increase/(Decrease) in
	Estimated Net
CHANGE IN INTEREST RATES (basis points)	Interest Income(1)
(in $000's, unaudited)	Amount	Percent
+400	$15,815	8.5%
+300	$11,832	6.4%
+200	$7,879	4.2%
+100	$3,953	2.1%
0	—	—
−100	$(5,545)	(3.0)%
−200	$(12,865)	(6.9)%
−300	$(22,246)	(12.0)%
−400	$(36,316)	(19.6)%

	Increase/(Decrease) in
	Estimated Economic
CHANGE IN INTEREST RATES (basis points)	Value of Equity(1)
(in $000's, unaudited)	Amount	Percent
+400	$108,119	9.1%
+300	$91,506	7.7%
+200	$68,864	5.8%
+100	$38,972	3.3%
0	—	—
−100	$(63,527)	(5.4)%
−200	$(154,537)	(13.0)%
−300	$(272,094)	(22.9)%
−400	$(410,354)	(34.6)%

(1)	Computations of prospective effects of hypothetical interest rate changes are for illustrative purposes only, are based on numerous assumptions including relative levels of market interest rates, loan prepayments and deposit decay, and should not be relied upon as indicative of actual results. These projections are forward-looking and should be considered in light of the Forward-Looking Statement Disclaimer below. Actual rates paid on deposits may differ from the hypothetical interest rates modeled due to competitive or market factors, which could affect any actual impact on net interest income.

♦	The following tables present the average balance of loans outstanding, interest income, and the average yield for the periods indicated:
●	The average yield on the total loan portfolio increased to 5.49% for the second quarter of 2024, compared to 5.44% for the first quarter of 2024, primarily due to higher loan yields on the core bank.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2024			March 31, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,830,260	$38,496	5.47%	$2,795,351	$37,721	5.43%
Prepayment fees	—	54	0.01%	—	24	0.00%
Bay View Funding factored receivables	54,777	2,914	21.40%	53,511	2,838	21.33%
Purchased residential mortgages	447,687	3,739	3.36%	454,240	3,788	3.35%
Loan fair value mark / accretion	(2,863)	267	0.04%	(3,113)	229	0.03%
Total loans (includes loans held-for-sale)	$3,329,861	$45,470	5.49%	$3,299,989	$44,600	5.44%

●	The average yield on the total loan portfolio increased to 5.49% for the second quarter of 2024, compared to 5.47% for the second quarter of 2023, primarily due to increases in the prime rate, partially offset by a lower average balance of higher yielding Bay View Funding factored receivables for the second quarter of 2024.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,830,260	$38,496	5.47%	$2,688,370	$35,996	5.37%
Prepayment fees	—	54	0.01%	—	73	0.01%
Bay View Funding factored receivables	54,777	2,914	21.40%	68,680	3,847	22.47%
Purchased residential mortgages	447,687	3,739	3.36%	478,220	3,829	3.21%
Loan fair value mark / accretion	(2,863)	267	0.04%	(3,929)	283	0.04%
Total loans (includes loans held-for-sale)	$3,329,861	$45,470	5.49%	$3,231,341	$44,028	5.47%

●	The average yield on the total loan portfolio remained flat at 5.46% for both the first six months of 2024 and 2023, as a lower average balance of higher yielding Bay View Funding factored receivables, a decrease in the accretion of loan purchase discount into interest income from acquired loans, and lower prepayment fees, were offset by increases in the prime rate for the first six months of 2024.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2024			June 30, 2023
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Income	Yield	Balance	Income	Yield
Loans, core bank	$2,812,805	$76,217	5.45%	$2,702,291	$71,590	5.34%
Prepayment fees	—	78	0.01%	—	211	0.02%
Bay View Funding factored receivables	54,144	5,752	21.36%	73,193	7,848	21.62%
Purchased residential mortgages	450,964	7,527	3.36%	482,964	7,686	3.21%
Loan fair value mark / accretion	(2,988)	496	0.04%	(4,143)	805	0.06%
Total loans (includes loans held-for-sale)	$3,314,925	$90,070	5.46%	$3,254,305	$88,140	5.46%

●	During the second quarter of 2024, the Asset-based Lending division was reorganized into the core bank.
●	In aggregate, the unamortized net purchase discount on total loans acquired was $2.7 million at June 30, 2024.

♦	The following table presents the average balance of deposits and interest-bearing liabilities, interest expense, and the average rate for the periods indicated:

	For the Quarter Ended			For the Quarter Ended
	June 30, 2024			March 31, 2024
	Average	Interest	Average	Average	Interest	Average
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Deposits:
Demand, noninterest-bearing	$1,127,145			$1,177,078

Demand, interest-bearing	932,100	$1,719	0.74%	920,048	$1,554	0.68%
Savings and money market	1,104,589	7,867	2.86%	1,067,581	6,649	2.50%
Time deposits - under $100	10,980	46	1.68%	10,945	42	1.54%
Time deposits - $100 and over	228,248	2,245	3.96%	221,211	2,064	3.75%
Insured Cash Sweep ("ICS")/Certificate of Deposit Registry
Service ("CDARS") - interest-bearing demand, money market
and time deposits	991,483	7,207	2.92%	963,287	6,611	2.76%
Total interest-bearing deposits	3,267,400	19,084	2.35%	3,183,072	16,920	2.14%
Total deposits	4,394,545	19,084	1.75%	4,360,150	16,920	1.56%

Short-term borrowings	19	—	0.00%	15	—	0.00%
Subordinated debt, net of issuance costs	39,553	538	5.47%	39,516	538	5.48%
Total interest-bearing liabilities	3,306,972	19,622	2.39%	3,222,603	17,458	2.18%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	$4,434,117	$19,622	1.78%	$4,399,681	$17,458	1.60%

●	The average cost of total deposits increased to 1.75% for the second quarter of 2024, compared to 1.56% for the first quarter of 2024. The average cost of funds increased to 1.78% for the second quarter of 2024, compared to 1.60% for the first quarter of 2024. The average cost of deposits was 0.97% and the average cost of funds was 1.07% for the second quarter of 2023.
●	While the cost of deposits increased for the second quarter of 2024, the cost of deposits remained relatively flat during the quarter.
●	The average cost of total deposits increased to 1.65% for the first six months of 2024, compared to 0.76% for the first six months of 2023. The average cost of funds increased to 1.69% for the first six months of 2024, compared to 0.85% for the first six months of 2023.
●	The increase in the average cost of total deposits and the average cost of funds for the second quarter and first six months of 2024 was primarily due to clients seeking higher yields and moving noninterest-bearing deposits to the Bank’s interest-bearing ICS/CDARS deposits and interest-bearing money market accounts and increases in market rates.

Provision for Credit Losses on Loans:

♦	During the second quarter of 2024, we recorded a provision for credit losses on loans of $471,000, compared to a $184,000 provision for credit losses on loans for the first quarter of 2024, and a provision for credit losses on loans of $260,000 for the second quarter of 2023.
♦	There was a provision for credit losses on loans of $655,000 for the six months ended June 30, 2024, compared to a $292,000 provision for credit losses on loans for the six months ended June 30, 2023.

Noninterest Income:

♦	Total noninterest income increased 11% to $2.3 million for the second quarter of 2024, compared to $2.0 million for the first quarter of 2024, and increased 10% from $2.1 million for the second quarter of 2023, primarily due to a higher gain on proceeds from company-owned life insurance and higher termination fees, partially offset by a lower gain on sales of SBA loans during the second quarter of 2024.
♦	Total noninterest income decreased (11%) to $4.3 million for the first six months of 2024, compared to $4.8 million for the first six months of 2023, primarily due to lower service charges and fees on deposit accounts, partially offset by a higher gain on proceeds from company-owned life insurance and higher termination fees for the first six months of 2024.

Noninterest Expense:

♦	Total noninterest expense for the second quarter of 2024 increased to $28.2 million, compared to $27.5 million for the first quarter of 2024, primarily due to higher salaries and employee benefits as a result of annual merit increases and staff additions, and higher information technology related expenses, partially offset by lower professional fees and marketing related expenses for the second quarter of 2024. Total noninterest expense for the second quarter of 2024 increased to $28.2 million, compared to $25.0 million for the second quarter of 2023, primarily due to higher salaries and employee benefits, rent expense included in occupancy and equipment, and information technology related expenses included in other noninterest expense.
♦	Total noninterest expense for the first six months of 2024 increased to $55.7 million, compared to $50.4 million for the first six months of 2023, primarily due to higher salaries and employee benefits, and information technology related expenses, homeowner association vendor payments, regulatory assessments, and ICS/CDARS fee expense included in other noninterest expense.
♦	Full time equivalent employees were 353 at June 30, 2024, compared to 351 at March 31, 2024, and 347 at June 30, 2023.
♦	The efficiency ratio increased to 67.55% for the second quarter of 2024, compared to 65.34% for the first quarter of 2024, and 51.67% for the second quarter of 2023. The efficiency ratio increased to 66.44% for the six months ended June 30, 2024 compared to 50.20% for the six months ended June 30, 2023. The increase in the efficiency ratio for the second quarter of 2024 and six months ended June 30, 2024 was due to both higher noninterest expense and lower net revenue. The efficiency ratio is a non-GAAP financial measure.

Income Tax Expense:

♦	Income tax expense was $3.8 million for the second quarter of 2024, compared to $4.3 million for the first quarter of 2024, and $6.7 million for the second quarter of 2023. The effective tax rate for the second quarter of 2024 was 29.4%, compared to 29.5% for the first quarter of 2024, and 29.0% for the second quarter of 2023.
♦	Income tax expense for the six months ended June 30, 2024 was $8.1 million, compared to $14.4 million for the six months ended June 30, 2023. The effective tax rate for six months ended June 30, 2024 was 29.4%, compared to 28.9% for the six months ended June 30, 2023.

Liquidity Position, Financial Condition, Credit Quality, and Capital Management:

Liquidity and Available Lines of Credit:

♦	The following table shows our liquidity, available lines of credit and the amounts outstanding at June 30, 2024:

LIQUIDITY AND AVAILABLE LINES OF CREDIT	Total		Remaining
(in $000’s, unaudited)	Available	Outstanding	Available
Excess funds at the Federal Reserve Bank ("FRB")	$589,600	$—	$589,600
FRB discount window collateralized line of credit	1,404,998	—	1,404,998
Federal Home Loan Bank collateralized borrowing capacity	792,027	—	792,027
Unpledged investment securities (at fair value)	52,319	—	52,319
Federal funds purchase arrangements	90,000	—	90,000
Holding company line of credit	20,000	—	20,000
Total	$2,948,944	$—	$2,948,944

●	The Company’s total available liquidity and borrowing capacity was $3.0 billion at both June 30, 2024 and March 31, 2024, and $3.1 billion at June 30, 2023.
●	The available liquidity and borrowing capacity was 66% of the Company’s total deposits and approximately 148% of the Bank’s estimated uninsured deposits at June 30, 2024. The available liquidity and borrowing capacity was 67% of the Company’s total deposits and approximately 149% of the Bank’s estimated uninsured deposits at March 31, 2024. The available liquidity and borrowing capacity was 69% of the Company’s total deposits and approximately 145% of the Bank’s estimated uninsured deposits at June 30, 2023.
●	The loan to deposit ratio was 76.04% at June 30, 2024, compared to 75.06% at March 31, 2024, and 73.07% at June 30, 2023.
♦Total assets remained flat at $5.3 billion at June 30, 2024, March 31, 2024, and June 30, 2023.

Investment Securities:

♦	Investment securities totaled $894.2 million at June 30, 2024, of which $273.0 million were in the securities available-for-sale portfolio (at fair value), and $621.2 million were in the securities held-to-maturity portfolio (at amortized cost, net of allowance for credit losses of $12,000). The fair value of the securities held-to-maturity portfolio was $527.4 million at June 30, 2024.
♦	The following table shows the balances of securities available-for-sale, at fair value, and the related pre-tax unrealized (loss) at the dates indicated:

SECURITIES AVAILABLE-FOR-SALE	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2024	2024	2023
Balance (at fair value):
U.S. Treasury	$218,682	$347,453	$421,146
Agency mortgage-backed securities	54,361	57,021	64,912
Total	$273,043	$404,474	$486,058

Pre-tax unrealized (loss):
U.S. Treasury	$(3,578)	$(4,784)	$(10,903)
Agency mortgage-backed securities	(4,815)	(4,895)	(5,659)
Total	$(8,393)	$(9,679)	$(16,562)

Weighted average life (years)	1.39	1.15	1.64

●	The pre-tax unrealized loss on the securities available-for-sale portfolio was ($8.4) million, or ($6.0) million net of taxes, which equaled 1% of total shareholders’ equity at June 30, 2024.
●	The reduction in the securities available-for-sale portfolios was due to maturities and not due to any securities sold since June 30, 2023.
♦	The following table shows the balances of securities held-to-maturity, at amortized cost, and the related pre-tax unrecognized (loss) and allowance for credit losses at the dates indicated:

SECURITIES HELD-TO-MATURITY	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2024	2024	2023
Balance (at amortized cost):
Agency mortgage-backed securities	$589,386	$604,458	$648,337
Municipals — exempt from Federal tax(1)	31,804	31,803	33,771
Total(1)	$621,190	$636,261	$682,108

Pre-tax unrecognized (loss):
Agency mortgage-backed securities	$(92,058)	$(92,332)	$(95,285)
Municipals — exempt from Federal tax	(1,694)	(1,071)	(1,052)
Total	$(93,752)	$(93,403)	$(96,337)

Allowance for credit losses on municipal securities	$(12)	$(12)	$(13)

Weighted average life (years)	6.57	6.59	7.12

(1)	Gross of the allowance for credit losses of ($12,000) at both June 30, 2024, and March 31, 2024, and ($13,000) at June 30, 2023.

●	The pre-tax unrecognized loss on the securities held-to-maturity portfolio was ($93.8) million, or ($66.0) million net of taxes, which equaled 10% of total shareholders’ equity at June 30, 2024.
●	The weighted average life of the securities held-to-maturity portfolio was 6.57 years at June 30, 2024, which includes Community Reinvestment Act mortgage-backed securities with longer maturities.

♦	The unrealized and unrecognized losses in both the available-for-sale and held-to-maturity portfolios were due to higher interest rates at June 30, 2024 compared to when the securities were purchased. The issuers are of high credit quality and all principal amounts are expected to be repaid when the securities mature. The fair value is expected to recover as the securities approach their maturity date and/or market rates decline.
♦	The following are the projected cash flows from paydowns and maturities in the investment securities portfolio for the periods indicated based on the current interest rate environment:

		Agency
		Mortgage-
PROJECTED INVESTMENT SECURITIES		backed and
PAYDOWNS & MATURITIES	U.S.	Municipal
(in $000’s, unaudited)	Treasury	Securities	Total
Third quarter of 2024	$37,500	$21,455	$58,955
Fourth quarter of 2024	9,000	19,436	28,436
First quarter of 2025	35,000	18,847	53,847
Second quarter of 2025	118,000	18,379	136,379
Third quarter of 2025	25,500	19,585	45,085
Fourth quarter of 2025	—	18,039	18,039
First quarter of 2026	—	17,341	17,341
Second quarter of 2026	—	16,630	16,630
Total	$225,000	$149,712	$374,712

●	The weighted average life of the total investment securities portfolio was 4.95 years at June 30, 2024, compared to 4.44 years at March 31, 2024, and 4.79 years at June 30, 2023.
●	The increase in the weighted average life of the total investment securities portfolio at June 30, 2024 was due to short-term securities maturing.

Loans:

♦	The following table summarizes the distribution of loans, excluding loans held-for-sale, and the percentage of distribution in each category at the dates indicated:

LOANS	June 30, 2024		March 31, 2024		June 30, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Commercial	$477,929	14%	$452,231	14%	$466,354	14%
Real estate:
CRE(1) - owner occupied	594,504	18%	585,031	17%	608,031	18%
CRE(1) - non-owner occupied	1,283,323	38%	1,271,184	38%	1,147,313	35%
Land and construction	125,374	4%	129,712	4%	162,816	5%
Home equity	126,562	4%	122,794	4%	128,009	4%
Multifamily	268,968	8%	269,263	8%	244,959	7%
Residential mortgages	484,809	14%	490,035	15%	514,064	16%
Consumer and other	18,758	< 1%	16,439	< 1%	17,635	1%
Total Loans	3,380,227	100%	3,336,689	100%	3,289,181	100%
Deferred loan costs (fees), net	(434)	—	(587)	—	(397)	—
Loans, net of deferred costs and fees	$3,379,793	100%	$3,336,102	100%	$3,288,784	100%

(1) Commercial Real Estate

●	Loans, excluding loans held-for-sale, increased $43.7 million, or 1%, to $3.4 billion at June 30, 2024, compared to $3.3 billion at March 31, 2024, and increased $91.0 million, or 3%, from $3.3 billion at June 30, 2023. Loans, excluding residential mortgages, increased $48.9 million, or 2%, to $2.89 billion at June 30, 2024, compared to $2.85 billion at March 31, 2024, and increased $120.3 million, or 4%, from $2.77 billion at June 30, 2023.
●	Commercial and industrial line utilization was 31% at June 30, 2024, compared to 28% at March 31, 2024, and 29% at June 30, 2023.
●	CRE loans totaled $1.9 billion at June 30, 2024, of which 32% were owner occupied and 68% were investor CRE loans. There was also 32% of the CRE loan portfolio secured by owner occupied real estate at March 31, 2024, and 35% at June 30, 2023.

●	During the second quarter of 2024, there were 32 new owner occupied and non-owner occupied CRE loans originated totaling $47 million with a weighted average loan-to-value (“LTV”) of 39%; the weighted average debt-service coverage ratio (“DSCR”) for the non-owner occupied portfolio was 2.61 times.
●	The average loan size for all CRE loans was $1.6 million, and the average loan size for office CRE loans was also $1.6 million.
●	The Company has personal guarantees on 92% of its CRE portfolio. A substantial portion of the unguaranteed CRE loans were made to credit-worthy non-profit organizations.
●	Total office exposure (excluding medical/dental offices) in the CRE portfolio was $403 million, including 32 loans totaling approximately $74 million in San Jose, 21 loans totaling approximately $27 million in San Francisco, and loans totaling approximately $16 million, in Oakland, at June 30, 2024. Non-owner occupied CRE with office exposure totaled $312 million at June 30, 2024.
●	At June 30, 2024, the weighted average LTV and DSCR for the entire non-owner occupied office portfolio were 41.8% and 1.78 times, respectively.
●	Total medical/dental office exposure in the non-owner occupied CRE portfolio consisted of 15 loans totaling $12.6 million, with a weighted average LTV and DSCR of 37.8% and 2.39 times, respectively, at June 30, 2024.
●	The following table presents the weighted average LTV and DSCR by collateral type for CRE loans at June 30, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
Collateral Type	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Retail	25%	38.3%	1.93	16%	46.3%	23%	39.8%
Industrial	19%	40.0%	2.39	32%	42.7%	23%	41.0%
Mixed-Use, Special
Purpose and Other	18%	41.7%	1.91	35%	40.6%	22%	41.2%
Office	20%	41.8%	1.78	17%	43.7%	19%	42.3%
Multifamily	17%	42.4%	1.94	0%	0.0%	13%	42.4%
Hotel/Motel	1%	16.5%	1.44	0%	0.0%	< 1%	16.5%
Total	100%	40.5%	1.99	100%	42.7%	100%	41.1%

●	The following table presents the weighted average LTV and DSCR by county for CRE loans at June 30, 2024:

	CRE - Non-owner Occupied			CRE - Owner Occupied		Total CRE
County	Outstanding	LTV	DSCR	Outstanding	LTV	Outstanding	LTV
Santa Clara	24%	38.1%	2.24	34%	40.4%	27%	38.9%
Alameda	25%	44.4%	1.92	18%	44.0%	23%	44.3%
San Mateo	10%	36.9%	2.20	15%	39.8%	12%	38.0%
Out of Area	9%	42.6%	2.16	9%	50.6%	9%	44.9%
San Francisco	9%	37.4%	1.44	4%	38.8%	8%	37.6%
Contra Costa	7%	42.0%	1.73	8%	48.1%	7%	43.8%
Marin	7%	46.6%	1.94	2%	53.1%	5%	47.1%
Sonoma	2%	41.0%	2.22	2%	43.3%	2%	41.5%
Santa Cruz	2%	33.3%	1.74	1%	45.7%	2%	35.2%
Monterey	2%	44.2%	1.85	2%	39.9%	2%	42.8%
San Benito	1%	35.1%	2.14	3%	39.4%	2%	37.3%
Solano	1%	32.2%	1.98	1%	35.5%	1%	33.0%
Napa	1%	29.4%	2.24	1%	52.3%	< 1%	37.3%
Total	100%	40.5%	1.99	100%	42.7%	100%	41.1%

♦	The following table presents the maturity distribution of the Company’s loans, excluding loans held-for-sale, as of June 30, 2024. The table shows the distribution of such loans between those loans with predetermined (fixed) interest rates and those with variable (floating) interest rates. Floating rates generally fluctuate with changes in the prime rate as reflected in the Western Edition of The Wall Street Journal, and contractual repricing dates.

	Due in		Over One Year But
LOAN MATURITIES	One Year or Less		Less than Five Years		Over Five Years
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total	Total
Loans with variable interest rates	$365,849	40%	$270,487	30%	$267,524	30%	$903,860
Loans with fixed interest rates	89,027	4%	693,576	28%	1,693,764	68%	2,476,367
Loans	$454,876	13%	$964,063	29%	$1,961,288	58%	$3,380,227

●	At June 30, 2024, approximately 27% of the Company’s loan portfolio consisted of floating interest rate loans, compared to 26% at March 31, 2024, and 29% at June 30, 2023.

Credit Quality:

♦	The following table summarizes the allowance for credit losses on loans (“ACLL”) for the periods indicated:

	At or For the Quarter Ended:			At or For the Six Months Ended:
ALLOWANCE FOR CREDIT LOSSES ON LOANS	June 30,	March 31,	June 30,	June 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Balance at beginning of period	$47,888	$47,958	$47,273	$47,958	$47,512
Charge-offs during the period	(510)	(358)	(24)	(868)	(404)
Recoveries during the period	105	104	294	209	403
Net (charge-offs) recoveries during the period	(405)	(254)	270	(659)	(1)
Provision for credit losses on loans during the period	471	184	260	655	292
Balance at end of period	$47,954	$47,888	$47,803	$47,954	$47,803

Total loans, net of deferred fees	$3,379,793	$3,336,102	$3,288,784	$3,379,793	$3,288,784
Total nonperforming loans	$6,030	$7,871	$5,537	$6,030	$5,537
ACLL to total loans	1.42%	1.44%	1.45%	1.42%	1.45%
ACLL to total nonperforming loans	795.26%	608.41%	863.34%	795.26%	863.34%

●	Net charge-offs of $405,000 for the second quarter of 2024 primarily consisted of $412,000 in advances associated with past due factored receivables at Bay View Funding due from a municipality.
●	The following table shows the drivers of change in ACLL for the first and second quarters of 2024:

DRIVERS OF CHANGE IN ACLL
(in $000’s, unaudited)
ACLL at December 31, 2023	$47,958
Portfolio changes during the first quarter of 2024	(234)
Qualitative and quantitative changes during the first
quarter of 2024 including changes in economic forecasts	164
ACLL at March 31, 2024	47,888
Portfolio changes during the second quarter of 2024	616
Qualitative and quantitative changes during the second
quarter of 2024 including changes in economic forecasts	(550)
ACLL at June 30, 2024	$47,954

♦	The following is a breakout of nonperforming assets (“NPAs”) at the dates indicated:

NONPERFORMING ASSETS	June 30, 2024		March 31, 2024		June 30, 2023
(in $000’s, unaudited)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Land and construction loans	$4,774	79%	$4,673	59%	$—	0%
Commercial loans	900	15%	1,127	14%	1,306	23%
Loans over 90 days past due and still accruing	248	4%	1,951	25%	2,262	41%
Home equity and other loans	108	2%	120	2%	96	2%
Residential mortgages	—	0%	—	0%	1,873	34%
CRE loans	—	0%	—	0%	—	0%
Total nonperforming assets	$6,030	100%	$7,871	100%	$5,537	100%

●	There were 10 borrowers included in NPAs totaling $6.0 million, or 0.11% of total assets, at June 30, 2024, compared to 13 borrowers totaling $7.9 million, or 0.15% of total assets at March 31, 2024, and 13 borrowers totaling $5.5 million, or 0.10% of total assets, at June 30, 2023.
●	There were no CRE loans included in NPAs at June 30, 2024, March 31, 2024, or June 30, 2023.
●	There were no foreclosed assets on the balance sheet at June 30, 2024, March 31, 2024, or June 30, 2023.
●	There were no Shared National Credits (“SNCs”) or material purchased participations included in NPAs or total loans at June 30, 2024, March 31, 2024, or June 30, 2023.
♦	Classified assets totaled $33.6 million, or 0.64% of total assets, at June 30, 2024, compared to $35.4 million, or 0.67% of total assets, at March 31, 2024, and $30.5 million, or 0.57% of total assets, at June 30, 2023.

Deposits:

♦	The following table summarizes the distribution of deposits and the percentage of distribution in each category at the dates indicated:

DEPOSITS	June 30, 2024		March 31, 2024		June 30, 2023
(in $000’s, unaudited)	Balance	% to Total	Balance	% to Total	Balance	% to Total
Demand, noninterest-bearing	$1,187,320	27%	$1,242,059	28%	$1,319,844	29%
Demand, interest-bearing	928,246	21%	925,100	21%	1,064,638	24%
Savings and money market	1,126,520	25%	1,124,900	25%	1,075,835	24%
Time deposits — under $250	39,046	1%	38,105	1%	44,520	1%
Time deposits — $250 and over	203,886	4%	200,739	4%	171,852	4%
ICS/CDARS — interest-bearing demand,
money market and time deposits	959,592	22%	913,757	21%	824,083	18%
Total deposits	$4,444,610	100%	$4,444,660	100%	$4,500,772	100%

●	Total deposits remained flat at $4.4 billion at both June 30, 2024 and March 31, 2024, and decreased ($56.2) million, or (1%) from $4.5 billion at June 30, 2023.
●	Average deposits increased to $4.39 billion for the second quarter of 2024, compared to $4.36 billion for the first quarter of 2024, and remained relatively flat compared to $4.42 billion for the second quarter of 2023.
●	Migration of client deposits into interest-bearing accounts resulted in an increase in ICS/CDARS deposits to $959.6 million at June 30, 2024, compared to $913.8 million at March 31, 2024, and $824.1 million at June 30, 2023.
●	Noninterest-bearing demand deposits decreased ($54.7) million, or (4%), to $1.19 billion at June 30, 2024 from $1.24 billion at March 31, 2024, and decreased ($132.5) million, or (10%), from $1.32 billion at June 30, 2023, largely in response to the increasing interest rate environment.
●	The Company had 25,033 deposit accounts at June 30, 2024, with an average balance of $178,000. At March 31, 2024, the Company had 24,730 deposit accounts, with an average balance of $180,000. At June 30, 2023, the Company had 24,404 deposit accounts, with an average balance of $187,000.
●	Deposits from the Bank’s top 100 client relationships, representing 21% of the total number of accounts, totaled $2.1 billion, representing 47% of total deposits, with an average account size of $388,000 at June 30, 2024. At March 31, 2024, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.1 billion, representing 46% of total deposits, with an average account size of $384,000. At June 30, 2023, deposits from the Bank’s top 100 client relationships, representing 22% of the total number of accounts, totaled $2.1 billion, representing 47% of total deposits, with an average account size of $401,000.
●	The Bank’s uninsured deposits were approximately $1.99 billion, or 45% of the Company’s total deposits, at June 30, 2024, compared to $2.02 billion, or 45% of the Company’s total deposits, at March 31, 2024, and $2.15 billion, or 48% of the Company’s total deposits, at June 30, 2023.

Capital Management:

♦	The Company’s consolidated capital ratios exceeded regulatory guidelines and the Bank’s capital ratios exceeded regulatory guidelines under the prompt corrective action (“PCA”) regulatory guidelines for a well-capitalized financial institution, and the Basel III minimum regulatory requirements at June 30, 2024, as reflected in the following table:

			Well-capitalized
			Financial
			Institution	Basel III
	Heritage	Heritage	PCA	Minimum
	Commerce	Bank of	Regulatory	Regulatory
CAPITAL RATIOS (unaudited)	Corp	Commerce	Guidelines	Requirements (1)
Total Capital	15.6%	15.1%	10.0%	10.5%
Tier 1 Capital	13.4%	13.9%	8.0%	8.5%
Common Equity Tier 1 Capital	13.4%	13.9%	6.5%	7.0%
Tier 1 Leverage	10.2%	10.6%	5.0%	4.0%
Tangible common equity / tangible assets (2)	9.9%	10.3%	N/A	N/A

(1)	Basel III minimum regulatory requirements for both the Company and the Bank include a 2.5% capital conservation buffer, except the Tier 1 Leverage ratio.
(2)	This is a non-GAAP financial measure that represents shareholders’ equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

♦	The following table reflects the components of accumulated other comprehensive loss, net of taxes, at the dates indicated:

ACCUMULATED OTHER COMPREHENSIVE LOSS	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2024	2024	2023
Unrealized loss on securities available-for-sale	$(6,022)	$(6,936)	$(11,822)
Split dollar insurance contracts liability	(2,913)	(2,861)	(3,187)
Supplemental executive retirement plan liability	(2,856)	(2,874)	(2,352)
Unrealized gain on interest-only strip from SBA loans	76	83	103
Total accumulated other comprehensive loss	$(11,715)	$(12,588)	$(17,258)

♦	Tangible common equity was $504.0 million at June 30, 2024, compared to $500.6 million at March 31, 2024, and $476.2 million at June 30, 2023. Tangible book value per share was $8.22 at June 30, 2024, compared to $8.17 at March 31, 2024, and $7.80 at June 30, 2023. Tangible common equity and tangible book value per share are non-GAAP financial measures.

Heritage Commerce Corp, a bank holding company established in October 1997, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose, CA with full-service branches in Danville, Fremont, Gilroy, Hollister, Livermore, Los Altos, Los Gatos, Morgan Hill, Oakland, Palo Alto, Pleasanton, Redwood City, San Francisco, San Jose, San Mateo, San Rafael, and Walnut Creek. Heritage Bank of Commerce is an SBA Preferred Lender. Bay View Funding, a subsidiary of Heritage Bank of Commerce, is based in San Jose, CA and provides business-essential working capital factoring financing to various industries throughout the United States. For more information, please visit www.heritagecommercecorp.com. The contents of our website are not incorporated into, and do not perform a part of, this release or of our filings with the Securities and Exchange Commission.

Non-GAAP Financial Measures

Financial results are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. Management believes these non-GAAP financial measures are common in the banking industry, and may enhance comparability for peer comparison purposes. These non-GAAP financial measures should be supplemental to primary GAAP financial measures and should not be read in isolation or relied upon as a substitute for primary GAAP financial measures. A reconciliation of GAAP to non-GAAP financial measures are presented in the tables at the end of this earnings release under “Reconciliation of Non-GAAP Financial Measures.”

Forward-Looking Statement Disclaimer

Certain matters discussed in this press release constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, projected cash flows of our investment securities portfolio, the performance of our loan portfolio, estimated net interest income resulting from a shift in interest rates, expectation of high credit quality issuers ability to repay, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events. Any statements that reflect our belief about, confidence in, or expectations for future events, performance or condition should be considered forward-looking statements. Readers should not construe these statements as assurances of a given level of performance, nor as promises that we will take actions that we currently expect to take. All statements are subject to various risks and uncertainties, many of which are outside our control and some of which may fall outside our ability to predict or anticipate. Accordingly, our actual results may differ materially from our projected results, and we may take actions or experience events that we do not currently expect. Risks and uncertainties that could cause our financial performance to differ materially from our goals, plans, expectations and projections expressed in forward-looking statements include those set forth in our filings with the Securities and Exchange Commission, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, and the following: (1) factors that affect our liquidity and our ability to meet client demands for deposit withdrawals, including our cash on hand and the availability of funds from our lines of credit; (2) media items and consumer confidence as those factors affect depositors’ confidence in the banking system generally and in our bank specifically; (3) factors that affect the value and liquidity of our investment portfolios, particularly the values of securities available-for-sale; (4) market fluctuations that affect the costs we pay for sources of funding, including the interest we pay on deposits and loans; (5) effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Open Market Committee of the Federal Reserve Board and other factors that affect market interest rates generally; (6) our ability to estimate accurately, and to establish adequate reserves against, the risk of loss associated with our loan and lease portfolio; (7) events and circumstances that affect our borrowers' financial condition, results of operations and cash flows, which may, during periods of economic uncertainty or decline, adversely affect those borrowers' ability to repay our loans timely and in full, or to comply with their other obligations under our loan agreements with those clients; (8) factors that affect the relative strength or weakness of loan guarantees and the ability of the guarantors to fulfill the obligations of their guaranty agreements; (9) geopolitical and domestic political developments, including recent, current and potential future wars and international and multinational conflicts, acts of terrorism, insurrection, piracy and civil unrest, and events reflecting or resulting from social instability, any of which can increase levels of political and economic unpredictability, contribute to rising energy and commodity prices, can affect the physical security of our assets and the assets of our Clients, and which may increase the volatility of financial markets; (10) current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of declines in property values and overall slowdowns in economic growth should these events occur; (11) inflationary pressures and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans to Clients, whether held in the portfolio or in the secondary market; (12) changes in the level of nonperforming assets and charge offs and other credit quality measures, and their impact on the adequacy of our allowance for credit losses and our provision for credit losses; (13) volatility in credit and equity markets and its effect on the global economy; (14) conditions relating to the impact of recent and potential future pandemics, epidemics and other infectious illness outbreaks that may arise in the future, on our Clients, employees, businesses, liquidity, financial results and overall condition including severity and duration of the associated uncertainties in U.S. and global markets; (15) our ability to compete effectively with other banks and financial services companies and the effects of competition in the financial services industry on our business; (16) our ability to achieve loan growth and attract deposits in our market area; (17) risks associated with concentrations in real estate related loans; (18) the relative strength or weakness of the commercial and real estate markets where our borrowers are located, including related vacancy rates, and asset and market prices; (19) increased capital requirements for our continual growth or as imposed by banking regulators, which may require us to raise capital at a time when capital is not available on favorable terms or at all; (20) regulatory limits and practical factors that affect Heritage Bank of Commerce’s ability to pay dividends to the Company; (21) operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; (22) our inability to attract, recruit, and retain qualified officers and other personnel could harm our ability to implement our strategic plan, impair our relationships with Clients and adversely affect our business, results of operations and growth prospects; (23) possible adjustment of the valuation of our deferred tax assets or of the goodwill associated with previous acquisitions; (24) our ability to keep pace with technological changes, including our ability to identify and address cyber-security risks, including those posed by the increasing use of artificial intelligence, such as data security breaches, “denial of service” attacks, “hacking” and identity theft affecting us or third party vendors or service providers; (25) inability of our framework to manage risks associated with our business, including operational risk and credit risk; (26) risks of loss of funding of the Small Business Administration (“SBA”) or SBA loan programs, or changes in those programs; (27) compliance with applicable laws and governmental and regulatory requirements, including the Dodd-Frank Act and others relating to banking, consumer protection, securities, accounting and tax matters; (28) effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (29) the expense and uncertain resolution of litigation matters whether occurring in the ordinary course of business or otherwise; (30) availability of and competition for acquisition opportunities; (31) geographic and sociopolitical factors that arise by virtue of the fact that we operate primarily in the general San Francisco Bay Area of Northern California; (32) risks of natural disasters (including earthquakes, fires, and flooding) and other events beyond our control; (33) actions taken, planned, or announced by federal, state, regional and local governments in response to the occurrence or threat of any of the foregoing; and (34) our success in managing the risks involved in the foregoing factors..

Member FDIC

For additional information, contact:

Debbie Reuter

EVP, Corporate Secretary

Direct: (408) 494-4542

Debbie.Reuter@herbank.com

	For the Quarter Ended:			Percent Change From:		For the Six Months Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	June 30,	March 31,	June 30,	June 30,	June 30,	Percent
(in $000’s, unaudited)	2024	2024	2023	2024	2023	2024	2023	Change
Interest income	$59,077	$57,551	$58,341	3%	1%	$116,628	$114,615	2%
Interest expense	19,622	17,458	12,048	12%	63%	37,080	19,064	95%
Net interest income before provision
for credit losses on loans	39,455	40,093	46,293	(2)%	(15)%	79,548	95,551	(17)%
Provision for credit losses on loans	471	184	260	156%	81%	655	292	124%
Net interest income after provision
for credit losses on loans	38,984	39,909	46,033	(2)%	(15)%	78,893	95,259	(17)%
Noninterest income:
Service charges and fees on deposit
accounts	891	877	901	2%	(1)%	1,768	2,644	(33)%
Increase in cash surrender value of
life insurance	521	518	502	1%	4%	1,039	995	4%
Gain on proceeds from company-owned
life insurance	219	—	—	N/A	N/A	219	—	N/A
Termination fees	100	13	—	669%	N/A	113	11	927%
Servicing income	90	90	104	0%	(13)%	180	235	(23)%
Gain on sales of SBA loans	76	178	199	N/A	(62)%	254	275	(8)%
Other	379	371	368	2%	3%	750	680	10%
Total noninterest income	2,276	2,047	2,074	11%	10%	4,323	4,840	(11)%
Noninterest expense:
Salaries and employee benefits	15,794	15,509	13,987	2%	13%	31,303	28,796	9%
Occupancy and equipment	2,689	2,443	2,422	10%	11%	5,132	4,822	6%
Professional fees	1,072	1,327	1,149	(19)%	(7)%	2,399	2,548	(6)%
Other	8,633	8,257	7,433	5%	16%	16,890	14,226	19%
Total noninterest expense	28,188	27,536	24,991	2%	13%	55,724	50,392	11%
Income before income taxes	13,072	14,420	23,116	(9)%	(43)%	27,492	49,707	(45)%
Income tax expense	3,838	4,254	6,713	(10)%	(43)%	8,092	14,387	(44)%
Net income	$9,234	$10,166	$16,403	(9)%	(44)%	$19,400	$35,320	(45)%

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.15	$0.17	$0.27	(12)%	(44)%	$0.32	$0.58	(45)%
Diluted earnings per share	$0.15	$0.17	$0.27	(12)%	(44)%	$0.32	$0.58	(45)%
Weighted average shares outstanding - basic	61,279,914	61,186,623	61,035,435	0%	0%	61,233,269	60,971,828	0%
Weighted average shares outstanding - diluted	61,438,088	61,470,552	61,266,059	0%	0%	61,446,484	61,242,177	0%
Common shares outstanding at period-end	61,292,094	61,253,625	61,091,155	0%	0%	61,292,094	61,091,155	0%
Dividend per share	$0.13	$0.13	$0.13	0%	0%	$0.26	$0.26	0%
Book value per share	$11.08	$11.04	$10.70	0%	4%	$11.08	$10.70	4%
Tangible book value per share(1)	$8.22	$8.17	$7.80	1%	5%	$8.22	$7.80	5%

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	5.50%	6.08%	10.12%	(10)%	(46)%	5.79%	11.06%	(48)%
Annualized return on average tangible
common equity(1)	7.43%	8.24%	13.93%	(10)%	(47)%	7.84%	15.29%	(49)%
Annualized return on average assets	0.71%	0.79%	1.25%	(10)%	(43)%	0.75%	1.35%	(44)%
Annualized return on average tangible assets(1)	0.74%	0.82%	1.29%	(10)%	(43)%	0.78%	1.40%	(44)%
Net interest margin (FTE)(1)	3.26%	3.34%	3.76%	(2)%	(13)%	3.30%	3.92%	(16)%
Efficiency ratio(1)	67.55%	65.34%	51.67%	3%	31%	66.44%	50.20%	32%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,213,171	$5,178,636	$5,278,243	1%	(1)%	$5,195,903	$5,256,993	(1)%
Average tangible assets(1)	$5,037,673	$5,002,597	$5,100,399	1%	(1)%	$5,020,134	$5,078,851	(1)%
Average earning assets	$4,872,449	$4,842,279	$4,948,397	1%	(2)%	$4,857,364	$4,921,850	(1)%
Average loans held-for-sale	$1,503	$2,749	$4,166	(45)%	(64)%	$2,126	$3,764	(44)%
Average total loans	$3,328,358	$3,297,240	$3,227,175	1%	3%	$3,312,799	$3,250,541	2%
Average deposits	$4,394,545	$4,360,150	$4,424,041	1%	(1)%	$4,377,347	$4,420,019	(1)%
Average demand deposits - noninterest-bearing	$1,127,145	$1,177,078	$1,368,373	(4)%	(18)%	$1,152,111	$1,516,991	(24)%
Average interest-bearing deposits	$3,267,400	$3,183,072	$3,055,668	3%	7%	$3,225,236	$2,903,028	11%
Average interest-bearing liabilities	$3,306,972	$3,222,603	$3,157,722	3%	5%	$3,264,788	$2,997,119	9%
Average equity	$675,108	$672,292	$650,240	0%	4%	$673,700	$643,954	5%
Average tangible common equity(1)	$499,610	$496,253	$472,396	1%	6%	$497,931	$465,812	7%

(1)	This is a non-GAAP financial measure.

	For the Quarter Ended:
CONSOLIDATED INCOME STATEMENTS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Interest income	$59,077	$57,551	$58,892	$60,791	$58,341
Interest expense	19,622	17,458	16,591	15,419	12,048
Net interest income before provision
for credit losses on loans	39,455	40,093	42,301	45,372	46,293
Provision for credit losses on loans	471	184	289	168	260
Net interest income after provision
for credit losses on loans	38,984	39,909	42,012	45,204	46,033
Noninterest income:
Service charges and fees on deposit
accounts	891	877	838	859	901
Increase in cash surrender value of
life insurance	521	518	519	517	502
Gain on proceeds from company-owned
life insurance	219	—	25	100	—
Termination fees	100	13	25	118	—
Servicing income	90	90	103	62	104
Gain on sales of SBA loans	76	178	—	207	199
Other	379	371	432	353	368
Total noninterest income	2,276	2,047	1,942	2,216	2,074
Noninterest expense:
Salaries and employee benefits	15,794	15,509	13,919	14,147	13,987
Occupancy and equipment	2,689	2,443	2,367	2,301	2,422
Professional fees	1,072	1,327	1,085	717	1,149
Other	8,633	8,257	8,120	8,006	7,433
Total noninterest expense	28,188	27,536	25,491	25,171	24,991
Income before income taxes	13,072	14,420	18,463	22,249	23,116
Income tax expense	3,838	4,254	5,135	6,454	6,713
Net income	$9,234	$10,166	$13,328	$15,795	$16,403

PER COMMON SHARE DATA
(unaudited)
Basic earnings per share	$0.15	$0.17	$0.22	$0.26	$0.27
Diluted earnings per share	$0.15	$0.17	$0.22	$0.26	$0.27
Weighted average shares outstanding - basic	61,279,914	61,186,623	61,118,485	61,093,289	61,035,435
Weighted average shares outstanding - diluted	61,438,088	61,470,552	61,412,816	61,436,240	61,266,059
Common shares outstanding at period-end	61,292,094	61,253,625	61,146,835	61,099,155	61,091,155
Dividend per share	$0.13	$0.13	$0.13	$0.13	$0.13
Book value per share	$11.08	$11.04	$11.00	$10.83	$10.70
Tangible book value per share(1)	$8.22	$8.17	$8.12	$7.94	$7.80

KEY FINANCIAL RATIOS
(unaudited)
Annualized return on average equity	5.50%	6.08%	7.96%	9.54%	10.12%
Annualized return on average tangible
common equity(1)	7.43%	8.24%	10.84%	13.06%	13.93%
Annualized return on average assets	0.71%	0.79%	1.00%	1.16%	1.25%
Annualized return on average tangible assets(1)	0.74%	0.82%	1.04%	1.20%	1.29%
Net interest margin (FTE)(1)	3.26%	3.34%	3.41%	3.57%	3.76%
Efficiency ratio(1)	67.55%	65.34%	57.62%	52.89%	51.67%

AVERAGE BALANCES
(in $000’s, unaudited)
Average assets	$5,213,171	$5,178,636	$5,264,905	$5,399,930	$5,278,243
Average tangible assets(1)	$5,037,673	$5,002,597	$5,088,264	$5,222,692	$5,100,399
Average earning assets	$4,872,449	$4,842,279	$4,923,582	$5,051,710	$4,948,397
Average loans held-for-sale	$1,503	$2,749	$1,612	$2,765	$4,166
Average total loans	$3,328,358	$3,297,240	$3,280,817	$3,254,715	$3,227,175
Average deposits	$4,394,545	$4,360,150	$4,454,750	$4,573,621	$4,424,041
Average demand deposits - noninterest-bearing	$1,127,145	$1,177,078	$1,243,222	$1,302,606	$1,368,373
Average interest-bearing deposits	$3,267,400	$3,183,072	$3,211,528	$3,271,015	$3,055,668
Average interest-bearing liabilities	$3,306,972	$3,222,603	$3,251,034	$3,310,485	$3,157,722
Average equity	$675,108	$672,292	$664,638	$656,973	$650,240
Average tangible common equity(1)	$499,610	$496,253	$487,997	$479,735	$472,396

(1)	This is a non-GAAP financial measure.

	End of Period:			Percent Change From:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
ASSETS
Cash and due from banks	$37,497	$32,543	$42,551	15%	(12)%
Other investments and interest-bearing deposits
in other financial institutions	610,763	508,816	468,951	20%	30%
Securities available-for-sale, at fair value	273,043	404,474	486,058	(32)%	(44)%
Securities held-to-maturity, at amortized cost	621,178	636,249	682,095	(2)%	(9)%
Loans held-for-sale - SBA, including deferred costs	1,899	1,946	3,136	(2)%	(39)%
Loans:
Commercial	477,929	452,231	466,354	6%	2%
Real estate:
CRE - owner occupied	594,504	585,031	608,031	2%	(2)%
CRE - non-owner occupied	1,283,323	1,271,184	1,147,313	1%	12%
Land and construction	125,374	129,712	162,816	(3)%	(23)%
Home equity	126,562	122,794	128,009	3%	(1)%
Multifamily	268,968	269,263	244,959	0%	10%
Residential mortgages	484,809	490,035	514,064	(1)%	(6)%
Consumer and other	18,758	16,439	17,635	14%	6%
Loans	3,380,227	3,336,689	3,289,181	1%	3%
Deferred loan fees, net	(434)	(587)	(397)	(26)%	9%
Total loans, net of deferred costs and fees	3,379,793	3,336,102	3,288,784	1%	3%
Allowance for credit losses on loans	(47,954)	(47,888)	(47,803)	0%	0%
Loans, net	3,331,839	3,288,214	3,240,981	1%	3%
Company-owned life insurance	80,153	80,007	79,940	0%	0%
Premises and equipment, net	10,310	9,986	9,197	3%	12%
Goodwill	167,631	167,631	167,631	0%	0%
Other intangible assets	7,521	8,074	9,830	(7)%	(23)%
Accrued interest receivable and other assets	121,190	118,134	121,467	3%	0%
Total assets	$5,263,024	$5,256,074	$5,311,837	0%	(1)%

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,187,320	$1,242,059	$1,319,844	(4)%	(10)%
Demand, interest-bearing	928,246	925,100	1,064,638	0%	(13)%
Savings and money market	1,126,520	1,124,900	1,075,835	0%	5%
Time deposits - under $250	39,046	38,105	44,520	2%	(12)%
Time deposits - $250 and over	203,886	200,739	171,852	2%	19%
ICS/CDARS - interest-bearing demand, money market
and time deposits	959,592	913,757	824,083	5%	16%
Total deposits	4,444,610	4,444,660	4,500,772	0%	(1)%
Subordinated debt, net of issuance costs	39,577	39,539	39,425	0%	0%
Accrued interest payable and other liabilities	99,638	95,579	117,970	4%	(16)%
Total liabilities	4,583,825	4,579,778	4,658,167	0%	(2)%

Shareholders’ Equity:
Common stock	508,343	507,578	505,075	0%	1%
Retained earnings	182,571	181,306	165,853	1%	10%
Accumulated other comprehensive loss	(11,715)	(12,588)	(17,258)	(7)%	(32)%
Total shareholders' equity	679,199	676,296	653,670	0%	4%
Total liabilities and shareholders’ equity	$5,263,024	$5,256,074	$5,311,837	0%	(1)%

	End of Period:
CONSOLIDATED BALANCE SHEETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
ASSETS
Cash and due from banks	$37,497	$32,543	$41,592	$40,076	$42,551
Other investments and interest-bearing deposits
in other financial institutions	610,763	508,816	366,537	605,476	468,951
Securities available-for-sale, at fair value	273,043	404,474	442,636	457,194	486,058
Securities held-to-maturity, at amortized cost	621,178	636,249	650,565	664,681	682,095
Loans held-for-sale - SBA, including deferred costs	1,899	1,946	2,205	841	3,136
Loans:
Commercial	477,929	452,231	463,778	430,664	466,354
Real estate:
CRE - owner occupied	594,504	585,031	583,253	589,751	608,031
CRE - non-owner occupied	1,283,323	1,271,184	1,256,590	1,208,324	1,147,313
Land and construction	125,374	129,712	140,513	158,138	162,816
Home equity	126,562	122,794	119,125	124,477	128,009
Multifamily	268,968	269,263	269,734	253,129	244,959
Residential mortgages	484,809	490,035	496,961	503,006	514,064
Consumer and other	18,758	16,439	20,919	18,526	17,635
Loans	3,380,227	3,336,689	3,350,873	3,286,015	3,289,181
Deferred loan fees, net	(434)	(587)	(495)	(554)	(397)
Total loans, net of deferred fees	3,379,793	3,336,102	3,350,378	3,285,461	3,288,784
Allowance for credit losses on loans	(47,954)	(47,888)	(47,958)	(47,702)	(47,803)
Loans, net	3,331,839	3,288,214	3,302,420	3,237,759	3,240,981
Company-owned life insurance	80,153	80,007	79,489	79,607	79,940
Premises and equipment, net	10,310	9,986	9,857	9,707	9,197
Goodwill	167,631	167,631	167,631	167,631	167,631
Other intangible assets	7,521	8,074	8,627	9,229	9,830
Accrued interest receivable and other assets	121,190	118,134	122,536	131,106	121,467
Total assets	$5,263,024	$5,256,074	$5,194,095	$5,403,307	$5,311,837

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits:
Demand, noninterest-bearing	$1,187,320	$1,242,059	$1,292,486	$1,243,501	$1,319,844
Demand, interest-bearing	928,246	925,100	914,066	1,004,185	1,064,638
Savings and money market	1,126,520	1,124,900	1,087,518	1,110,640	1,075,835
Time deposits - under $250	39,046	38,105	38,055	43,906	44,520
Time deposits - $250 and over	203,886	200,739	192,228	252,001	171,852
ICS/CDARS - interest-bearing demand, money market
and time deposits	959,592	913,757	854,105	921,224	824,083
Total deposits	4,444,610	4,444,660	4,378,458	4,575,457	4,500,772
Other short-term borrowings	—	—	—	—	—
Subordinated debt, net of issuance costs	39,577	39,539	39,502	39,463	39,425
Accrued interest payable and other liabilities	99,638	95,579	103,234	126,457	117,970
Total liabilities	4,583,825	4,579,778	4,521,194	4,741,377	4,658,167

Shareholders’ Equity:
Common stock	508,343	507,578	506,539	505,692	505,075
Retained earnings	182,571	181,306	179,092	173,707	165,853
Accumulated other comprehensive loss	(11,715)	(12,588)	(12,730)	(17,469)	(17,258)
Total shareholders' equity	679,199	676,296	672,901	661,930	653,670
Total liabilities and shareholders’ equity	$5,263,024	$5,256,074	$5,194,095	$5,403,307	$5,311,837

	At or For the Quarter Ended:			Percent Change From:
CREDIT QUALITY DATA	June 30,	March 31,	June 30,	March 31,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2024	2023
Nonaccrual loans - held-for-investment	$5,782	$5,920	$3,275	(2)%	77%
Loans over 90 days past due
and still accruing	248	1,951	2,262	(87)%	(89)%
Total nonperforming loans	6,030	7,871	5,537	(23)%	9%
Foreclosed assets	—	—	—	N/A	N/A
Total nonperforming assets	$6,030	$7,871	$5,537	(23)%	9%
Net charge-offs (recoveries) during the quarter	$405	$254	$(270)	59%	250%
Provision for credit losses on loans during the quarter	$471	$184	$260	156%	81%
Allowance for credit losses on loans	$47,954	$47,888	$47,803	0%	0%
Classified assets	$33,605	$35,392	$30,500	(5)%	10%
Allowance for credit losses on loans to total loans	1.42%	1.44%	1.45%	(1)%	(2)%
Allowance for credit losses on loans to total nonperforming loans	795.26%	608.41%	863.34%	31%	(8)%
Nonperforming assets to total assets	0.11%	0.15%	0.10%	(27)%	10%
Nonperforming loans to total loans	0.18%	0.24%	0.17%	(25)%	6%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	0%	0%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	5%	0%	20%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$504,047	$500,591	$476,209	1%	6%
Shareholders’ equity / total assets	12.91%	12.87%	12.31%	0%	5%
Tangible common equity / tangible assets (2)	9.91%	9.85%	9.27%	1%	7%
Loan to deposit ratio	76.04%	75.06%	73.07%	1%	4%
Noninterest-bearing deposits / total deposits	26.71%	27.94%	29.32%	(4)%	(9)%
Total capital ratio	15.6%	15.6%	15.4%	0%	1%
Tier 1 capital ratio	13.4%	13.4%	13.2%	0%	2%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.2%	0%	2%
Tier 1 leverage ratio	10.2%	10.2%	9.7%	0%	5%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	10.28%	10.22%	9.60%	1%	7%
Total capital ratio	15.1%	15.1%	14.8%	0%	2%
Tier 1 capital ratio	13.9%	13.9%	13.7%	0%	1%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.7%	0%	1%
Tier 1 leverage ratio	10.6%	10.6%	10.0%	0%	6%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	At or For the Quarter Ended:
CREDIT QUALITY DATA	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Nonaccrual loans - held-for-investment	$5,782	$5,920	$6,818	$3,518	$3,275
Loans over 90 days past due
and still accruing	248	1,951	889	1,966	2,262
Total nonperforming loans	6,030	7,871	7,707	5,484	5,537
Foreclosed assets	—	—	—	—	—
Total nonperforming assets	$6,030	$7,871	$7,707	$5,484	$5,537
Net charge-offs (recoveries) during the quarter	$405	$254	$33	$269	$(270)
Provision for credit losses on loans during the quarter	$471	$184	$289	$168	$260
Allowance for credit losses on loans	$47,954	$47,888	$47,958	$47,702	$47,803
Classified assets	$33,605	$35,392	$31,763	$31,062	$30,500
Allowance for credit losses on loans to total loans	1.42%	1.44%	1.43%	1.45%	1.45%
Allowance for credit losses on loans to total nonperforming loans	795.26%	608.41%	622.27%	869.84%	863.34%
Nonperforming assets to total assets	0.11%	0.15%	0.15%	0.10%	0.10%
Nonperforming loans to total loans	0.18%	0.24%	0.23%	0.17%	0.17%
Classified assets to Heritage Commerce Corp
Tier 1 capital plus allowance for credit losses on loans	6%	6%	6%	6%	6%
Classified assets to Heritage Bank of Commerce
Tier 1 capital plus allowance for credit losses on loans	6%	6%	5%	5%	5%

OTHER PERIOD-END STATISTICS
(in $000’s, unaudited)
Heritage Commerce Corp:
Tangible common equity (1)	$504,047	$500,591	$496,643	$485,070	$476,209
Shareholders’ equity / total assets	12.91%	12.87%	12.96%	12.25%	12.31%
Tangible common equity / tangible assets (2)	9.91%	9.85%	9.90%	9.28%	9.27%
Loan to deposit ratio	76.04%	75.06%	76.52%	71.81%	73.07%
Noninterest-bearing deposits / total deposits	26.71%	27.94%	29.52%	27.18%	29.32%
Total capital ratio	15.6%	15.6%	15.5%	15.6%	15.4%
Tier 1 capital ratio	13.4%	13.4%	13.3%	13.4%	13.2%
Common Equity Tier 1 capital ratio	13.4%	13.4%	13.3%	13.4%	13.2%
Tier 1 leverage ratio	10.2%	10.2%	10.0%	9.6%	9.7%
Heritage Bank of Commerce:
Tangible common equity / tangible assets (2)	10.28%	10.22%	10.26%	9.62%	9.60%
Total capital ratio	15.1%	15.1%	14.9%	15.0%	14.8%
Tier 1 capital ratio	13.9%	13.9%	13.8%	13.9%	13.7%
Common Equity Tier 1 capital ratio	13.9%	13.9%	13.8%	13.9%	13.7%
Tier 1 leverage ratio	10.6%	10.6%	10.4%	10.0%	10.0%

(1)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets.
(2)	This is a non-GAAP financial measure that represents shareholders' equity minus goodwill and other intangible assets divided by total assets minus goodwill and other intangible assets.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2024			March 31, 2024
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,329,861	$45,470	5.49%	$3,299,989	$44,600	5.44%
Securities - taxable	942,532	5,483	2.34%	1,042,484	6,183	2.39%
Securities - exempt from Federal tax (3)	31,803	285	3.60%	31,939	286	3.60%
Other investments and interest-bearing deposits
in other financial institutions	568,253	7,899	5.59%	467,867	6,542	5.62%
Total interest earning assets (3)	4,872,449	59,137	4.88%	4,842,279	57,611	4.79%
Cash and due from banks	33,419			33,214
Premises and equipment, net	10,216			10,015
Goodwill and other intangible assets	175,498			176,039
Other assets	121,589			117,089
Total assets	$5,213,171			$5,178,636

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,127,145			$1,177,078

Demand, interest-bearing	932,100	1,719	0.74%	920,048	1,554	0.68%
Savings and money market	1,104,589	7,867	2.86%	1,067,581	6,649	2.50%
Time deposits - under $100	10,980	46	1.68%	10,945	42	1.54%
Time deposits - $100 and over	228,248	2,245	3.96%	221,211	2,064	3.75%
ICS/CDARS - interest-bearing demand, money market
and time deposits	991,483	7,207	2.92%	963,287	6,611	2.76%
Total interest-bearing deposits	3,267,400	19,084	2.35%	3,183,072	16,920	2.14%
Total deposits	4,394,545	19,084	1.75%	4,360,150	16,920	1.56%

Short-term borrowings	19	—	0.00%	15	—	0.00%
Subordinated debt, net of issuance costs	39,553	538	5.47%	39,516	538	5.48%
Total interest-bearing liabilities	3,306,972	19,622	2.39%	3,222,603	17,458	2.18%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,434,117	19,622	1.78%	4,399,681	17,458	1.60%
Other liabilities	103,946			106,663
Total liabilities	4,538,063			4,506,344
Shareholders’ equity	675,108			672,292
Total liabilities and shareholders’ equity	$5,213,171			$5,178,636

Net interest income / margin (3)		39,515	3.26%		40,153	3.34%
Less tax equivalent adjustment (3)		(60)			(60)
Net interest income		$39,455	3.26%		$40,093	3.33%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $117,000 for the second quarter of 2024, compared to $160,000 for the first quarter of 2024. Prepayment fees totaled $54,000 for the second quarter of 2024, compared to $24,000 for the first quarter of 2024.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Quarter Ended			For the Quarter Ended
	June 30, 2024			June 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,329,861	$45,470	5.49%	$3,231,341	$44,028	5.47%
Securities - taxable	942,532	5,483	2.34%	1,147,375	6,982	2.44%
Securities - exempt from Federal tax (3)	31,803	285	3.60%	34,070	302	3.56%
Other investments and interest-bearing deposits
in other financial institutions	568,253	7,899	5.59%	535,611	7,092	5.31%
Total interest earning assets (3)	4,872,449	59,137	4.88%	4,948,397	58,404	4.73%
Cash and due from banks	33,419			35,159
Premises and equipment, net	10,216			9,190
Goodwill and other intangible assets	175,498			177,844
Other assets	121,589			107,653
Total assets	$5,213,171			$5,278,243

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,127,145			$1,368,373

Demand, interest-bearing	932,100	1,719	0.74%	1,118,200	1,788	0.64%
Savings and money market	1,104,589	7,867	2.86%	1,109,347	4,638	1.68%
Time deposits - under $100	10,980	46	1.68%	11,610	20	0.69%
Time deposits - $100 and over	228,248	2,245	3.96%	201,600	1,410	2.81%
ICS/CDARS - interest-bearing demand, money market
and time deposits	991,483	7,207	2.92%	614,911	2,867	1.87%
Total interest-bearing deposits	3,267,400	19,084	2.35%	3,055,668	10,723	1.41%
Total deposits	4,394,545	19,084	1.75%	4,424,041	10,723	0.97%

Short-term borrowings	19	—	0.00%	62,653	787	5.04%
Subordinated debt, net of issuance costs	39,553	538	5.47%	39,401	538	5.48%
Total interest-bearing liabilities	3,306,972	19,622	2.39%	3,157,722	12,048	1.53%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,434,117	19,622	1.78%	4,526,095	12,048	1.07%
Other liabilities	103,946			101,908
Total liabilities	4,538,063			4,628,003
Shareholders’ equity	675,108			650,240
Total liabilities and shareholders’ equity	$5,213,171			$5,278,243

Net interest income / margin (3)		39,515	3.26%		46,356	3.76%
Less tax equivalent adjustment (3)		(60)			(63)
Net interest income		$39,455	3.26%		$46,293	3.75%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $117,000 for the second quarter of 2024, compared to $94,000 for the second quarter of 2023. Prepayment fees totaled $54,000 for the second quarter of 2024, compared to $73,000 for the second quarter of 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

	For the Six Months Ended			For the Six Months Ended
	June 30, 2024			June 30, 2023
		Interest	Average		Interest	Average
NET INTEREST INCOME AND NET INTEREST MARGIN	Average	Income/	Yield/	Average	Income/	Yield/
(in $000’s, unaudited)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Loans, gross (1)(2)	$3,314,925	$90,070	5.46%	$3,254,305	$88,140	5.46%
Securities - taxable	992,508	11,666	2.36%	1,154,160	14,038	2.45%
Securities - exempt from Federal tax (3)	31,871	571	3.60%	35,036	615	3.54%
Other investments, interest-bearing deposits in other
financial institutions and Federal funds sold	518,060	14,441	5.61%	478,349	11,951	5.04%
Total interest earning assets (3)	4,857,364	116,748	4.83%	4,921,850	114,744	4.70%
Cash and due from banks	33,316			36,354
Premises and equipment, net	10,115			9,229
Goodwill and other intangible assets	175,769			178,142
Other assets	119,339			111,418
Total assets	$5,195,903			$5,256,993

Liabilities and shareholders’ equity:
Deposits:
Demand, noninterest-bearing	$1,152,111			$1,516,991

Demand, interest-bearing	926,074	3,273	0.71%	1,167,690	3,264	0.56%
Savings and money market	1,086,085	14,516	2.69%	1,196,774	8,127	1.37%
Time deposits - under $100	10,962	88	1.61%	11,943	30	0.51%
Time deposits - $100 and over	224,730	4,309	3.86%	182,430	2,255	2.49%
ICS/CDARS - interest-bearing demand, money market
and time deposits	977,385	13,818	2.84%	344,191	2,948	1.73%
Total interest-bearing deposits	3,225,236	36,004	2.24%	2,903,028	16,624	1.15%
Total deposits	4,377,347	36,004	1.65%	4,420,019	16,624	0.76%

Short-term borrowings	17	—	0.00%	54,709	1,365	5.03%
Subordinated debt, net of issuance costs	39,535	1,076	5.47%	39,382	1,075	5.50%
Total interest-bearing liabilities	3,264,788	37,080	2.28%	2,997,119	19,064	1.28%
Total interest-bearing liabilities and demand,
noninterest-bearing / cost of funds	4,416,899	37,080	1.69%	4,514,110	19,064	0.85%
Other liabilities	105,304			98,929
Total liabilities	4,522,203			4,613,039
Shareholders’ equity	673,700			643,954
Total liabilities and shareholders’ equity	$5,195,903			$5,256,993

Net interest income / margin (3)		79,668	3.30%		95,680	3.92%
Less tax equivalent adjustment (3)		(120)			(129)
Net interest income		$79,548	3.29%		$95,551	3.91%

(1)	Includes loans held-for-sale. Nonaccrual loans are included in average balances.
(2)	Yield amounts earned on loans include fees and costs. The accretion of net deferred loan fees into loan interest income was $277,000 for the first six months of 2024, compared to $394,000 for the first six months of 2023. Prepayment fees totaled $78,000 for the first six months of 2024, compared to $211,000 for the first six months of 2023.
(3)	Reflects the non-GAAP FTE adjustment for Federal tax-exempt income based on a 21% tax rate.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

♦	Management considers tangible book value per share as a useful measurement of the Company’s equity. The Company references the return on average tangible common equity and the return on average tangible assets as measurements of profitability.
♦	The following table summarizes components of the tangible book value per share at the dates indicated:

TANGIBLE BOOK VALUE PER SHARE	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Capital components:
Total Equity (GAAP)	$679,199	$676,296	$672,901	$661,930	$653,670
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	679,199	676,296	672,901	661,930	653,670
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,521)	(8,074)	(8,627)	(9,229)	(9,830)
Total Tangible Common Equity (non-GAAP)	$504,047	$500,591	$496,643	$485,070	$476,209

Common shares outstanding at period-end	61,292,094	61,253,625	61,146,835	61,099,155	61,091,155

Tangible book value per share (non-GAAP)	$8.22	$8.17	$8.12	$7.94	$7.80
♦	The following tables summarize components of the annualized return on average tangible common equity and the annualized return on average tangible assets for the periods indicated:

RETURN ON AVERAGE TANGIBLE COMMON	For the Quarter Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Net income	$9,234	$10,166	$13,328	$15,795	$16,403

Average tangible common equity components:
Average Equity (GAAP)	$675,108	$672,292	$664,638	$656,973	$650,240
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,867)	(8,408)	(9,010)	(9,607)	(10,213)
Total Average Tangible Common Equity (non-GAAP)	$499,610	$496,253	$487,997	$479,735	$472,396

Annualized return on average tangible common equity (non-GAAP)	7.43%	8.24%	10.84%	13.06%	13.93%

Average tangible assets components:
Average Assets (GAAP)	$5,213,171	$5,178,636	$5,264,905	$5,399,930	$5,278,243
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,867)	(8,408)	(9,010)	(9,607)	(10,213)
Total Average Tangible Assets (non-GAAP)	$5,037,673	$5,002,597	$5,088,264	$5,222,692	5,100,399

Annualized return on average tangible assets (non-GAAP)	0.74%	0.82%	1.04%	1.20%	1.29%

RETURN ON AVERAGE TANGIBLE COMMON	For the Six Months Ended:
EQUITY AND AVERAGE TANGIBLE COMMON ASSETS	June 30,	June 30,
(in $000’s, unaudited)	2024	2023
Net income	$19,400	$35,320

Average tangible common equity components:
Average Equity (GAAP)	$673,700	$643,954
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(8,138)	(10,511)
Total Average Tangible Common Equity (non-GAAP)	$497,931	$465,812

Annualized return on average tangible common equity (non-GAAP)	7.84%	15.29%

Average tangible assets components:
Average Assets (GAAP)	$5,195,903	$5,256,993
Less: Goodwill	(167,631)	(167,631)
Less: Other Intangible Assets	(8,138)	(10,511)
Total Average Tangible Assets (non-GAAP)	$5,020,134	5,078,851

Annualized return on average tangible assets (non-GAAP)	0.78%	1.40%

♦	Management reviews yields on certain asset categories and the net interest margin of the Company on an FTE basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. The following tables summarize components of FTE net interest income of the Company for the periods indicated:

	For the Quarter Ended:
	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Net interest income before
credit losses on loans (GAAP)	$39,455	$40,093	$42,301	$45,372	$46,293
Tax-equivalent adjustment on securities -
exempt from Federal tax	60	60	61	61	63
Net interest income, FTE (non-GAAP)	$39,515	$40,153	$42,362	$45,433	$46,356

Average balance of total interest earning assets	$4,872,449	$4,842,279	$4,923,582	$5,051,710	$4,948,397

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.26%	3.33%	3.41%	3.56%	3.75%

Net interest margin, FTE (annualized net interest income, FTE, divided by the average balance of total
earnings assets) (non-GAAP)	3.26%	3.34%	3.41%	3.57%	3.76%

	For the Six Months Ended:
	June 30,	June 30,
(in $000’s, unaudited)	2024	2023
Net interest income before
credit losses on loans (GAAP)	$79,548	$95,551
Tax-equivalent adjustment on securities - exempt from Federal tax	120	129
Net interest income, FTE (non-GAAP)	$79,668	$95,680

Average balance of total interest earning assets	$4,857,364	$4,921,850

Net interest margin (annualized net interest income divided by the
average balance of total interest earnings assets) (GAAP)	3.29%	3.91%

Net interest margin, FTE (annualized net interest income, FTE, divided by the
average balance of total interest earnings assets) (non-GAAP)	3.30%	3.92%

♦	The efficiency ratio is a non-GAAP financial measure, which is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income), and measures how much it costs to produce one dollar of revenue. The following tables summarize components of the efficiency ratio of the Company for the periods indicated:

	For the Quarter Ended:
	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Noninterest expense	$28,188	$27,536	$25,491	$25,171	$24,991

Net interest income before credit losses on loans	$39,455	$40,093	$42,301	$45,372	$46,293
Noninterest income	2,276	2,047	1,942	2,216	2,074
Total revenue	$41,731	$42,140	$44,243	$47,588	$48,367

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	67.55%	65.34%	57.62%	52.89%	51.67%

	For the Six Months Ended:
	June 30,	June 30,
(in $000’s, unaudited)	2024	2023
Noninterest expense	$55,724	$50,392

Net interest income before credit losses on loans	$79,548	$95,551
Noninterest income	4,323	4,840
Total revenue	$83,871	$100,391

Efficiency ratio (noninterest expense divided
by total revenue) (non-GAAP)	66.44%	50.20%

♦	Management considers the tangible common equity ratio as a useful measurement of the Company’s and the Bank’s equity. The following table summarizes components of the tangible common equity to tangible assets ratio of the Company at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Capital components:
Total Equity (GAAP)	$679,199	$676,296	$672,901	$661,930	$653,670
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	679,199	676,296	672,901	661,930	653,670
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,521)	(8,074)	(8,627)	(9,229)	(9,830)
Total Tangible Common Equity (non-GAAP)	$504,047	$500,591	$496,643	$485,070	$476,209

Asset components:
Total Assets (GAAP)	$5,263,024	$5,256,074	$5,194,095	$5,403,307	$5,311,837
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,521)	(8,074)	(8,627)	(9,229)	(9,830)
Total Tangible Assets (non-GAAP)	$5,087,872	$5,080,369	$5,017,837	$5,226,447	$5,134,376

Tangible common equity / tangible assets (non-GAAP)	9.91%	9.85%	9.90%	9.28%	9.27%

♦	The following table summarizes components of the tangible common equity to tangible assets ratio of the Bank at the dates indicated:

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS	June 30,	March 31,	December 31,	September 30,	June 30,
(in $000’s, unaudited)	2024	2024	2023	2023	2023
Capital components:
Total Equity (GAAP)	$697,964	$694,543	$690,918	$679,644	$670,836
Less: Preferred Stock	—	—	—	—	—
Total Common Equity	697,964	694,543	690,918	679,644	670,836
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,521)	(8,074)	(8,627)	(9,229)	(9,830)
Total Tangible Common Equity (non-GAAP)	$522,812	$518,838	$514,660	$502,784	$493,375

Asset components:
Total Assets (GAAP)	$5,260,500	$5,254,044	$5,190,829	$5,402,838	$5,314,170
Less: Goodwill	(167,631)	(167,631)	(167,631)	(167,631)	(167,631)
Less: Other Intangible Assets	(7,521)	(8,074)	(8,627)	(9,229)	(9,830)
Total Tangible Assets (non-GAAP)	$5,085,348	$5,078,339	$5,014,571	$5,225,978	$5,136,709

Tangible common equity / tangible assets (non-GAAP)	10.28%	10.22%	10.26%	9.62%	9.60%